EXHIBIT 10.4
ORLANDO SECOND AMENDMENT TO THE MASTER PURCHASE AGREEMENT

This is a Second Amendment (the “Second Amendment”) to the Purchase Agreement dated September 22, 2010 and the Exhibits attached thereto entered into by and between THE ORLANDO RESERVOIR NO. 2 COMPANY, LLC, a Colorado limited liability company (hereinafter referred to as “Seller”) and TRWC, INC., a Colorado corporation d/b/a TWO RIVERS WATER COMPANY (hereinafter referred to as “Buyer”).   The Purchase Agreement is modified by that certain First Amendment to Purchase Agreement dated to be effective October 14, 2010 (the “First Amendment”).  The Purchase Agreement and the Exhibits attached thereto and the First Amendment are hereinafter collectively referred to as the “Agreement.” Seller and Buyer are individually referred to hereinafter as a “Party” and collectively as the “Parties.”

To the extent of any inconsistencies between the terms of the Agreement and this Second Amendment, the terms of this Second Amendment will control.  Capitalized terms used herein, if not separately defined in this Second Amendment, will have the same meanings ascribed to them in the Agreement.

RECITAL

By execution of this Second Amendment the Parties intend to extend certain deadlines defined in the Agreement.  The continuance of said deadlines is the sole purpose of the Parties in executing this Second Amendment. The Parties’ remaining obligations contained in the Agreement shall remain unchanged.

WHEREAS, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby amend the Agreement as follows:

1.	Subsection 3.1 of Section III. titled “Closing” is amended to state the following:

Time and Place.  The closing of the purchase of the Property (“Closing”) shall be at the offices of Title Company, Land Title Guarantee Company, Inc., 102 S. Tejon St., Suite 100, Colorado Springs, CO, 80903 on December 30, 2010 or on an earlier date if mutually agreed to by the Parties.

2.	The first 3 sentences of Subsection 4.1 of Section IV. titled “Buyer’s Due Diligence” are amended to state the following:

Property Approval Period.  As noted above, Buyer and Seller have been negotiating this transaction for a few months, and during that time Buyer has completed certain due-diligence regarding the Water Rights.  Buyer shall have an additional period of time through and including December 10, 2010 (the “Approval Date”) to determine, in its sole discretion, the feasibility of Buyer’s planned investment in the Property.  From and after the date of this Second Amendment, Buyer agrees to keep Seller advised of the status of its due diligence and financing efforts and will periodically update Seller on status of those efforts.

The remainder of Subsection 4.1 of Section IV shall remain unchanged and in full force and effect.

3.
Buyer has been endeavoring to secure funding from investors or lenders which Buyer needs in order to Close on the purchase of the Property.  Buyer and Seller agree that Buyer’s obligation to Close on the purchase of the Property will be conditioned on Buyer obtaining such equity investments or loans, on terms acceptable to Buyer in Buyer’s sole discretion, on or before December 21, 2010 (the “Financing Contingency”).  If Buyer is not able to satisfy Buyer’s Financing Contingency, then Buyer shall be entitled to give Seller written notice of the failure of the Financing Contingency on or before December 21, 2010, in which  case this Agreement shall be deemed terminated, Buyer shall receive a refund of the Deposit, and neither Party shall have any further rights or obligations under the Agreement, except that Buyer’s indemnification obligations under Paragraph 4.2 of the Agreement shall continue in full force and effect notwithstanding the termination of this Agreement.  If Buyer fails to provide Seller with a written notice of the failure of the Financing Contingency on or before December 21, 2010, then the Financing Contingency shall be deemed satisfied or waived, the Deposit shall be deemed non-refundable to Buyer and shall be released to Seller, but the Deposit shall be credited against the Purchase Price if Buyer Closes on the purchase of the Property.

4.	Except as modified by this Second Amendment, all terms of the Agreement remain in full force and effect.

5.	This Second Amendment is executed to be effective as of the 17th day of November, 2010.

SELLER:

THE ORLANDO RESERVOIR NO. 2 COMPANY, LLC,
a Colorado limited liability company

____________________________________
By: Randle W. Case II
Its:  Manager

BUYER:

TWRC, INC., a Colorado Corporation
d/b/a TWO RIVERS WATER COMPANY

___________________________________
By: John R. McKowen
Its: CEO